Exhibit 99.1

Nature’s Miracle Holding Inc. Enters Into Agreement to Acquire Controlling Stake in J&Y Marigold, Bolstering Bitcoin Mining Capabilities

ONTARIO, Calif., Dec. 16, 2024 /PRNewswire/ -- Nature’s Miracle Holding Inc. (NASDAQ: NMHI) (“Nature’s Miracle” or the “Company”), a leader in vertical farming technology and infrastructure, announced today that the Company, through its wholly owned subsidiary NM Data Inc., has entered into a Stock Purchase Agreement dated December 14, 2024 (the “Agreement”), to acquire a 90% equity interest in J&Y Marigold Ltd. (“J&Y Marigold”), a Toronto-based company currently developing a Bitcoin mining facility with anticipated power load of 14 megawatts (“MW”). The acquisition demonstrates Nature’s Miracle’s ambition to diversify its portfolio by venturing into emerging, high-growth industries. By securing a controlling stake in J&Y Marigold, the Company aims to further strengthen its Bitcoin mining capacity and position itself at the forefront of the cryptocurrency revolution, aligning its business model with cutting-edge technologies that are shaping the future of global finance.

Pursuant to the Agreement, Nature’s Miracle has agreed to purchase 90% of the fully-diluted shares of J&Y Marigold Ltd. for an aggregate purchase price of up to $5.32 million. The phase I (9MW) of the transaction is expected to close in the first quarter 2025 with phase II (5MW) close in the second quarter of 2025. Assuming the completion of the two phases of mining facility development contemplated by the Agreement, Nature’s Miracle would have a bitcoin mining facility with a total capacity of 14 MW at this location by first half 2025.

Mr. James Li, Chairman and CEO of Nature’s Miracle, commented, “Our acquisition of a majority stake in J&Y Marigold marks an important milestone in strengthening our Bitcoin mining vertical, a transformative step in our journey toward diversification and growth. We expect the 14 MW Bitcoin mining facility being built by J&Y Marigold to be operational in the first half of 2025, enabling us to leverage advanced infrastructure to deliver efficient and scalable mining capabilities. This strategic acquisition allows us to expand beyond our core focus on agriculture technologies and solidify our foundation in the cryptocurrency industry. The global cryptocurrency market is experiencing unprecedented growth, fueled by increasing adoption and heightened institutional interest. Bitcoin mining, in particular, serves as a critical component in maintaining blockchain network security and stability while offering significant economic opportunities. This acquisition represents a vital step in our broader strategy to foster diversified growth, enhance operational capabilities, and seize new opportunities in a fast-evolving global landscape.”

About Nature’s Miracle Holding Inc.

Nature’s Miracle (www.Nature-Miracle.com) is a growing agriculture technology company providing products and services to growers in the Controlled Environment Agriculture (“CEA”) industry around the world. The company has recently launched EV and bitcoin business, all energy dependent as CEA.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intends,” “may,” “will,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release may include, for example: the intended use of proceeds from the offering; successful launch and implementation of Nature’s Miracle’s joint projects with manufacturers and other supply chain participants of steel, rubber and other materials; changes in Nature’s Miracle’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; Nature’s Miracle’s ability to develop and launch new products and services; Nature’s Miracle’s ability to successfully and efficiently integrate future expansion plans and opportunities; Nature’s Miracle’s ability to grow its business in a cost-effective manner; Nature’s Miracle’s product development timeline and estimated research and development costs; the implementation, market acceptance and success of Nature’s Miracle’s business model; developments and projections relating to Nature’s Miracle’s competitors and industry; and Nature’s Miracle’s approach and goals with respect to technology. These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing views as of any subsequent date, and no obligation is undertaken to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: the ability to maintain the listing of the Company’s shares on Nasdaq; changes in applicable laws or regulations; the effects of the coronavirus (COVID-19) and any future outbreaks on Nature’s Miracle’s business; the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities; the risk of downturns and the possibility of rapid change in the highly competitive industry in which Nature’s Miracle’s operates; the risk that Nature’s Miracle’s and its current and future collaborators are unable to successfully develop and commercialize Nature’s Miracle’s products or services, or experience significant delays in doing so; the risk that the Company may never achieve or sustain profitability; the risk that the Company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; the risk that the Company experiences difficulties in managing its growth and expanding operations; the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations; the risk that Nature’s Miracle’s is unable to secure or protect its intellectual property; the possibility that Nature’s Miracle’s may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties described in Nature’s Miracle’s filings from time to time with the SEC.

For more information, please contact:
Daphne Y. Huang
Chief Financial Officer
Email: daphne.huang@nature-miracle.com

Ascent Investors Relations LLC
Tina Xiao
Phone: +1-646-932-7242
Email: investors@ascent-ir.com

SOURCE Nature’s Miracle Holding Inc.